Exhibit 8.1

February 3, 2015

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinion is furnished to Select Income REIT, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof (the “Form 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as tax counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-200620 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  We have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended, and its amended and restated bylaws; (ii) the prospectus supplement dated January 29, 2015 (the “Prospectus Supplement”) to the final prospectus dated November 26, 2014 (as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the Company’s offering of 2.85% senior notes due 2018, 3.60% senior notes due 2020, 4.15% senior notes due 2022, and 4.50% senior notes due 2025 (the “Offered Securities”); (iii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013 (the “Form 10-K”); (iv) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2014, June 30, 2014, and September 30, 2014 (the “Forms 10-Q”); and (v) the sections of Item 8.01 of the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014 (the “November 2014

Select Income REIT

February 3, 2015

8-K”) captioned “United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 8.01 of the November 2014 8-K captioned “United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the section of the Prospectus Supplement captioned “Material Federal Income Tax Considerations”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the November 2014 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the November 2014 8-K, the Form 10-K, the Forms 10-Q, and the Registration Statement; and (ii) representations made to us by officers of the Company or contained in the November 2014 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the November 2014 8-K, the Form 10-K, the Forms 10-Q, and the Registration Statement, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the November 2014 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus or the Registration Statement, or any exhibits thereto or any documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 8.01 of the November 2014 8-K captioned “United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material Federal Income Tax Considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences and the material ERISA Laws consequences relevant to

Select Income REIT

February 3, 2015

holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the offering of the Offered Securities under the Prospectus.  This opinion may not be relied upon for any other purpose, or furnished to, quoted, or relied upon by any other person, firm, or corporation for any purpose without our prior written consent, except that (i) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (ii) this opinion may be relied upon by purchasers and holders of the Offered Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.  Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Offered Securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Registration Statement, and to the references to our firm in the Prospectus Supplement and the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP